As filed with the Securities and Exchange Commission on February 2, 2011                                           Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1672743 (I.R.S. Employer Identification No.)
2200 Mission College Blvd. Santa Clara, CA (Address of Principal Executive Offices)	95054-1549 (Zip Code)

Intel Corporation Sheltered Employee Retirement Plan Plus
(Full Title of the Plan)

CARY I. KLAFTER, ESQ.
Vice President and Secretary
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95054-1549
(Name and Address of Agent for Service)

(408) 765-8080
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
RONALD O. MUELLER, ESQ.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW, Suite 300
Washington, DC  20036
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Intel Corporation Sheltered Employee Retirement Plan Plus (1)	$400,000,000	100%	$400,000,000	$46,440
(1)
The Intel Corporation Sheltered Employee Retirement Plan Plus obligations are unsecured obligations of Intel Corporation to pay deferred compensation in the future in accordance with the terms of the Intel Corporation Sheltered Employee Retirement Plan Plus.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), relating to $400,000,000 of unsecured obligations of the Corporation to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the Corporation's Sheltered Employee Retirement Plan Plus, which Obligations are in addition to the (a) $400,000,000 of Obligations registered on the Corporation's Form S-8 filed on April 5, 2007 (Commission File No. 333-141905), (b) the $200,000,000 of Obligations registered on the Corporation's Form S-8 filed on November 19, 1998 (Commission File No. 333-67537) and (c) the $245,000,000 of Obligations registered on the Corporation's Form S-8 filed on October 18, 1995 (Commission File No. 33-63489) (the "1995 Registration Statement" and, together with the other previously filed registration statements, the "Prior Registration Statements").

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with Instruction E of the General Instructions to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E of Form S-8, the contents of the 1995 Registration Statement, to the extent relating to the registration of the Obligations and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Corporation with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)       The Corporation’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(2)       All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above.

In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation’s Exchange Act file number with the Commission is 000-06217.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

Exhibit No.                      Exhibit Description

4.1*
Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended on May 19, 2009 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on May 22, 2009, File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated effective January 1, 2009.

*Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 2nd day of February, 2011.

INTEL CORPORATION
By /s/ Stacy J. Smith ___________________________________ Stacy J. Smith Senior Vice President, Chief Financial Officer, and Principal Accounting Officer
Each person whose signature appears below constitutes and appoints Stacy J. Smith, A. Douglas Melamed and Cary I. Klafter, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul S. Otellini	/s/ Stacy J. Smith
Paul S. Otellini President, Chief Executive Officer, Director and Principal Executive Officer February 2, 2011	Stacy J. Smith Senior Vice President, Chief Financial Officer, and Principal Accounting Officer February 2, 2011
/s/ Charlene Barshefsky	/s/ David S. Pottruck
Charlene Barshefsky Director February 2, 2011	David S. Pottruck Director February 2, 2011
/s/ Susan L. Decker	/s/ Jane E. Shaw
Susan L. Decker Director February 2, 2011	Jane E. Shaw Chairman of the Board of Directors February 2, 2011
/s/ John J. Donahoe	/s/ Frank D. Yeary
John J. Donahoe Director February 2, 2011	Frank D. Yeary Director February 2, 2011
/s/ Reed E. Hundt	/s/ David B. Yoffie
Reed E. Hundt Director February 2, 2011	David B. Yoffie Director February 2, 2011
/s/ James D. Plummer
James D. Plummer Director February 2, 2011

EXHIBIT INDEX

Exhibit No.                      Exhibit Description

4.1*
Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended on May 19, 2009 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on May 22, 2009, File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated effective January 1, 2009.

*Incorporated by reference